Exhibit 3.3

~~BYLAWS, AS~~ AMENDED AND RESTATED

BYLAWS

OF

DEPOMED, INC.

(as amended through ~~April 15, 2005~~July 12, 2015)

SHAREHOLDERS

1. Annual Meeting.  The annual meeting of shareholders shall be held on such date, time and place, as may be designated by resolution of the Board of Directors of the corporation (the “Board” or the “Board of Directors”) each year.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

2. Special Meetings.

(a)   Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than ~~one-tenth~~10% of the votes at the meeting~~.~~ (the “Special Meeting Percentage”).

(b)                                 Any shareholder seeking to request a special meeting shall request that the Board of Directors fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”) by sending written notice to the Secretary of the corporation (the “Record Date Request Notice”) by registered mail.  Any shareholder may make a Record Date Request Notice, provided that such shareholder’s Record Date Request Notice provides the information required under Section 5(d).

(c)                                  Upon receiving a Record Date Request Notice, the Board of Directors may set a Request Record Date, which shall not precede, and shall not be more than 60 days after the close of business on, the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within 28 days after the date on which a valid Record Date Request Notice is received by the Secretary of the corporation, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 28th day after the date a valid Record Date Request Notice is received by the Secretary (or, if such 28th day is not a business day, the first business day thereafter).

(d)                                 In order for a shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the Chairman of the Board, the Chief Executive Officer, a President, a Vice President or the Secretary of the corporation (collectively, the “Designated Officers”).  The Special Meeting Request shall (i) set forth the purpose of the meeting, (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such shareholder signing the Special Meeting Request, (iii) set forth the name and address as they appear in the corporation’s books of each shareholder signing such request, (iv) comply with the requirements set forth in Section 5(d) as to each shareholder signing such request, (v) state a time requested for the special meeting (which shall not be less than 35 nor more than 60 days after the receipt of the Special Meeting Request (or in the case of written requests from more than one shareholder, not less than 35 nor more than 60 days after the receipt of the written request that results in the Special Meeting Percentage)) and (vi) be received by a Designated Officer by registered mail or personal delivery within 30 days after the Request Record Date; the record date for such special meeting shall be fixed by the Board as set forth in Section 7.  Within five business days after receiving a Special Meeting Request, the Board shall determine whether such shareholder has satisfied the requirements for calling a special meeting of shareholders, and notify the requesting shareholder of its finding. Any requesting shareholder may revoke a request for a special meeting by written revocation delivered to the Secretary of the corporation at any time prior to the giving of notice of the special meeting.

3. Place.  Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place, within or without California, which is designated by the Board of Directors or the President.

4.  Notice.

(a)                                 Annual and Special Meetings.  A written notice of each meeting of shareholders shall be given not more than 60 days and, except as provided below, not less than 10 (or, if sent by third-class mail, 30) days before the meeting to each shareholder entitled to vote at the meeting.  The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by the Board of Directors for election.  The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the shareholders, and (ii), in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted.  Notice shall be delivered personally, by mail or other means addressed to each such shareholder at the address of the shareholder appearing on the books of the corporation, the address given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law.  Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after receipt of the ~~request~~Special Meeting Request. In the case of written requests from more than one shareholder, the person receiving such request shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after the receipt of the written request that results in the Special Meeting Percentage being met.

(b)                                 Adjourned Meetings.  Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 45 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

5. Advance Notice of Shareholder Proposals.

(a)                                 Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at ~~an annual~~a meeting of shareholders: (i) pursuant to the corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of the notice provided for in this Section 5, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 5.

(b)                                 For nominations (or in the case of an annual meeting of shareholders, nominations or other business) to be properly brought before ~~an annual~~a meeting of shareholders by a shareholder pursuant to clause (iii) of paragraph (~~b~~a) of this Section 5:

(i)                                     the shareholder must have given timely notice thereof in writing to the ~~secretary~~Secretary of the corporation, as provided in this Section 5;

(ii)                                  such business must be a proper matter for shareholder action under California corporation law;

(iii)                               if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined below), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv)                              if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.

(c)                                                 To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 120 or more than 150 days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders~~;~~; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting, or ~~the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, however, that with respect to the corporation’s 2005 annual meeting of shareholders, notice by the shareholder to be timely must be so delivered not later than the close of business on~~ the 10th day following the day on which public announcement of the date of such meeting is first made.

(d)                                                Such shareholder’s notice shall set forth:

(i)                                     as to each person whom the shareholder proposes to nominate for election or ~~reelection~~re-election as a director (1) all information relating to such person ~~as would be~~that is required to be disclosed in solicitations of proxies for ~~the~~ election of ~~such nominees as~~ directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) such person’s written consent to ~~serve as a director if elected~~being named in the proxy statement as a nominee and to serving as a director if elected; provided, however, that, in addition to the information required in the shareholder’s notice pursuant to this Section 5(d)(i), the corporation may require each such person to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as a director of the corporation, including information relevant to a determination whether such person can be considered an independent director;

(ii)                                  as to any other business that the shareholder proposes to bring before the meeting, a brief description of ~~such business~~the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any ~~material~~substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; ~~and~~

~~(iii)                                              as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (C) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).~~                                                                                               (iii)                                                as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(A)                               the name and address of such shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner,

(B)                               the class or series and number of shares of stock of the corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting, and

(C)                               a representation that the shareholder intends to appear in person or by proxy at the meeting to make such nomination or propose such business (an affirmative statement of such intent, a “Solicitation Notice”);

(iv)                             as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(A)                               the class or series and number of shares of stock of the corporation which are beneficially owned (as defined below) by such shareholder or beneficial owner and by any control person as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the corporation beneficially owned by such shareholder or beneficial owner and by any control person as of the record date for the meeting,

(B)                               a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(C)                               a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock, or maintain, increase or decrease the voting power of the shareholder, beneficial owner or control person with respect to securities of the corporation, and a representation that the shareholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(D)                               a representation whether the shareholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s stock required to approve or adopt the business to be proposed (in person or by proxy) by the shareholder.

(E)                               all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act.

(v)                                 For purposes of this Section 5(d), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

~~(d~~(e)                       Notwithstanding anything in this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 55 days prior to the Anniversary, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

~~(e~~(f)                         Only persons nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at ~~an annual~~a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

~~(f~~(g)                        For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(~~g~~h)                           Nothing in this Section 5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

6.                                      Shareholder Proposals at Special Meetings.

(a)                                 Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice has been delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(b)                                 Nothing in this Section 6 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

7.                                      Record Date.  The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights.  The record date shall be not more than 60 nor less than 10 days prior to the date of the meeting, nor more than 60 days prior to such other action.  If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.  Except as otherwise provided by law, only shareholders at the close of business on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date.  Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date.  The Board of Directors shall fix a-new record date if the adjourned meeting takes place more than 45 days after the date set for the original meeting.

8.                                      Meeting Without Regular Call and Notice.  The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting.  Attendance of a shareholder at a shareholders’ meeting shall constitute a waiver of notice of such meeting unless, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

9.                                      Quorum and Required Vote.  A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business.  No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting, except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum.  If a quorum is present at a meeting, the affirmative vote of the holders of shares having a majority of the voting power of the shares represented and voting at the meeting on any matter shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law or the Articles of Incorporation.  If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation.  Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

10.                               Proxies.  A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such persons duly authorized attorney-in-fact.  A proxy must bear a date within 11 months prior to the meeting, unless the proxy specifies a different length of time.  A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed and delivered to the Secretary by, or by attendance at the meeting and voting in person by, the person executing the proxy.

11.                               Voting.  Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote or, if no such date is fixed, the date determined in accordance with law.  Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot.  At any election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired.  No shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate votes.

12.                               Election Inspectors.  One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting.  If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or ~~proxyholder~~proxy holder so requests.  When inspectors are appointed at the request of a shareholder or ~~proxyholder~~proxy holder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen.  The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote.  If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

13.                               Action Without Meeting.  Except as provided below or by the Articles of Incorporation, any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.  Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give to those shareholders entitled to vote who have not consented in writing (i) a written notice at least 10 days before consummation of an action authorized by shareholders without a meeting covered by the following sections of the California Corporations Code: 310 (certain transactions involving interested directors), 317 (indemnification of corporate agents), 1152 (plan of conversion), 1201 (reorganizations) and 2007 (certain distributions of assets) and (ii) a written notice promptly after the taking of any other action approved by shareholders without a meeting.  Subject to Section 305(b) of the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

14.                               Reports.  The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with, except as the Board of Directors may otherwise determine, as long as there are less than 100 holders of record of the corporation’s shares.  Any such annual report sent to shareholders shall be sent at least 15 (or, if sent by third-class mail, 35) days prior to the next annual meeting of shareholders and not later than 120 days after the close of the fiscal year.

15.                               Lost Stock Certificates.  The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed.  The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

BOARD OF DIRECTORS

16.                               Number.  The authorized number of directors of this corporation shall not be less than five nor more than nine.  The exact number of directors shall be fixed by resolution of the Board of Directors.  The indefinite number of directors may be changed or a definite number fixed without provision for an indefinite number by an amendment to the Articles of Incorporation or by amendment to these bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.  An amendment reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.  No amendment may change the maximum number of authorized directors to a number greater than two times the minimum number of directors minus one.

17.                               Powers.  Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

18.                               Election, Term of Office and Vacancies.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected.  The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony.  Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by a sole remaining director.  The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.  No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

19.                               Removal.  Except as provided below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.  Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal in the case of written consent, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes was cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director’s most recent election were then being elected.

20.                               Resignation.  Any director may resign by giving notice to the Chairman of the Board, the President, the Secretary or the Board of Directors.  The resignation of a director shall be effective when given unless the director specifies a later time.  The resignation shall be effective regardless of whether it is accepted by the corporation.

21.                               Compensation.  If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board.  Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

22.                               Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee.  To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

(a)                                 the approval of any action which, under the California Corporations Code, must be approved by the outstanding shares or approved by the shareholders;

(b)                                 the filling of vacancies on the Board or any committee;

(c)                                  the fixing of compensation of the directors for serving on the Board or any committee;

(d)                                 the adoption, amendment or repeal of By-laws;

(e)                                  the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)                                   a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board; and

(g)                                  the appointment of any other committees of the Board or the members of such committees.

23.                               Inspection of Records and Properties.  Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time.  Inspections may be conducted either by the director or the director’s agent or attorney.  The right of inspection includes the right to copy and make extracts.

24.                               Time and Place of Meetings and Telephone Meetings.  Unless the Board of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the corporation’s fiscal year.  All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors.  Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members so participating can hear each other.

25.                               Call.  Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

26.                               Notice.

(a)                                 Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board.  Special meetings shall be held upon four days’ notice by mail or ~~48~~24 hours’ notice delivered personally or by telephone (including a voice message system or other system or technology designed to record and communicate messages), first-class mail, or electronic transmission (as defined below).  Notices sent by mail, facsimile or electronic mail shall be sent charges prepaid and shall be addressed to each director at that director’s mailing, facsimile or e-mail address, as applicable as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  If the notice is delivered personally, by telephone or by electronic transmission, it shall be delivered at least ~~48~~24 hours before the time of the holding of the meeting.  Any oral notice given personally, by telephone, or by electronic transmission may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose of the meeting nor, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

(b)                                 “Electronic transmission by the corporation” includes facsimile transmissions, electronic mail, posting on an electronic message board or network which the corporation has designated for such purpose (together with a separate notice to the shareholder of the posting), or other means of electronic communication, provided such electronic transmission (i) creates a record that is capable of retention, retrieval and review and may otherwise be rendered into clearly legible tangible form and (ii) complies, to the extent applicable, with the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001(c)(1)).

27.                               Meeting Without Regular Call and Notice.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting.  For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

28.                               Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

29.                               Quorum and Required Vote.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business.  Subject to the provisions of Section 310 (relating to certain transactions involving interested directors) and Section 317(e) (relating to indemnification of corporate agents) of the California Corporations Code, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.  A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

30.                               Committee Meetings.  The principles set forth in Sections 24 through 29 ~~of these By-laws~~ shall apply to committees of the Board of Directors and to actions taken by such committees.

31.                               Indemnification of Directors and Officers.

(a)                                 Indemnification.  To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans).  To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses.  If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to “California law” shall to that extent be deemed to refer to California law as so amended.  The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

(b)                                 Procedure.  Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification.  If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation’s expense) or the corporation’s shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

(c)                                  Definitions.  The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.  The term “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification.

OFFICERS

32.                               Titles and Authority.  The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer.  The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers or other officers.  Any number of offices may be held by the same person.  All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.  Deeds, notes, contracts, and any other instrument or document may be executed on behalf of this corporation by the single signature of the Chairman of the Board or the President or by the signatures of any two officers, provided that the signing officers shall not both be Assistant Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers or other subordinate officers.  Notwithstanding the foregoing, any officer is authorized to sign (i) a proxy or consent solicited by the directors or management of any company in which this corporation owns shares or (ii) any notice given by this corporation to any other person.

33.                               Election, Term of Office and Vacancies.  At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation.  The Board may choose additional officers or fill vacant offices at any other time.  No officer must be a member of the Board of Directors except the Chairman of the

Board.  The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

34.                               Resignation.  Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  The resignation of an officer shall be effective when given unless the officer specifies a later time.  The resignation shall be effective regardless of whether it is accepted by the corporation.

35.                               Chairman of the Board; President.  If the Board of Directors elects a Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of shareholders.  If there be no Chairman of the Board, the President shall perform such duties.  The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer.  If there be no Chairman of the Board, the President shall be the chief executive officer.

36.                               Secretary.  Unless otherwise determined by the Board of Directors or the chief executive officer, the Secretary shall have the following powers and duties:

37.                               Record of Corporate Proceedings.  The Secretary shall attend meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the Board may determine.  The Secretary shall keep at the corporation’s principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these By-laws, as amended.

(a)                                 Record of Shares.  Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

(b)                                 Notices.  The Secretary shall give such notices as may be required by law or these By-laws.

38.                               Chief Financial Officer.  Unless otherwise determined by the Board of Directors or the chief executive officer, the Chief Financial Officer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation’s properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation.

39.                               Other officers.  The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

40.                               Salaries.  The Board of Directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation, including the other officers.  If the Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

FORUM FOR ADJUDICATION OF DISPUTES

41.                               Forum.  Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any shareholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the California Corporations Code or the articles of incorporation or bylaws of the corporation or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Santa Clara County Superior Court within the State of California (or, if no state court located within the State of California has jurisdiction, the federal district court for the Northern District of California); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.   If any provision of this Section 41 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 41 (including, without limitation, each portion of any sentence of this Section 41 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

AMENDMENT OF BYLAWS

~~41.~~42.              Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 16.

CERTIFICATION

This is to certify that the foregoing is a true and correct copy of the bylaws of the corporation named in the title of these bylaws and that such bylaws were duly amended by the by the Board of Directors of such corporation effective ~~April 15, 2005.~~July 12, 2015.

~~/s/ Julian N. Stern~~
~~Julian N. Stern, Secretary~~

/s/ Matthew M. Gosling
Matthew M. Gosling, Secretary